VOTING INSTRUCTION CARD

           +PLEASE FOLD AND DETACH CARD AT PERFORATION BEFORE MAILING+

           THE PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES.

THE BOARD OF TRUSTEES RECOMMENDS A VOTE FOR ALL OF THE PROPOSALS LISTED BELOW. THE SHARES REPRESENTED HEREBY WILL BE VOTED AS INDICATED OR "FOR" IF NO CHOICE IS INDICATED.

                    PLEASE VOTE BY FILLING IN THE BOXES BELOW

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PROPOSAL     DESCRIPTION                                          FOR    AGAINST    ABSTAIN
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
  1         To  approve a new  Investment  Advisory  Agreement
            between  the  Enterprise  Accumulation  Trust (the
            "Enterprise  Trust"),  on  behalf  of  each of its
            series   (the   "Enterprise   Portfolios"),    and
            Enterprise Capital Management,  Inc.  ("Enterprise
            Capital"),  the terms of which  are  substantially
            identical  to  the  existing  investment  advisory
            agreement with Enterprise Capital.

            (a)     Capital Appreciation Portfolio               [ ]      [ ]        [ ]

            (b)     Deep Value Portfolio                         [ ]      [ ]        [ ]

            (c)     Equity Income Portfolio                      [ ]      [ ]        [ ]

            (d)     Equity Portfolio                             [ ]      [ ]        [ ]

            (e)     Global Socially Responsive Portfolio         [ ]      [ ]        [ ]

            (f)     Growth and Income Portfolio                  [ ]      [ ]        [ ]

            (g)     Growth Portfolio                             [ ]      [ ]        [ ]

            (h)     High-Yield Bond Portfolio                    [ ]      [ ]        [ ]

            (i)     International Growth Portfolio               [ ]      [ ]        [ ]

            (j)     Managed Portfolio                            [ ]      [ ]        [ ]

            (k)     Mergers and Acquisitions Portfolio           [ ]      [ ]        [ ]

            (l)     Multi-Cap Growth Portfolio                   [ ]      [ ]        [ ]

            (m)     Short Duration Bond Portfolio                [ ]      [ ]        [ ]

            (n)     Small Company Growth Portfolio               [ ]      [ ]        [ ]

            (o)     Small Company Value Portfolio                [ ]      [ ]        [ ]

            (p)     Total Return Portfolio                       [ ]      [ ]        [ ]

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  2         To   approve   a   new   Investment   Sub-Advisory
            Agreement   ("Sub-Advisory   Agreement")   between
            Enterprise  Capital  and  Boston  Advisors,   Inc.
            ("Boston Advisors")  with  respect  to  the Equity   [ ]      [ ]        [ ]
            Income Portfolio, a series of the Enterprise Trust,
            the terms of which are substantially identical to
            the existing Sub-Advisory Agreement with Boston
            Advisors.
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  3         To approve a new Sub-Advisory Agreement between
            Enterprise Capital and MONY Capital Management,
            Inc. ("MONY Capital") with respect to the Short
            Duration  Bond  Portfolio, a  series  of  the
            Enterprise  Trust, the  terms  of  which are
            substantially   identical   to  the  existing
            Sub-Advisory Agreement with  MONY Capital.           [ ]      [ ]        [ ]
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  4         To approve  an  Agreement  and Plan of  Conversion
            and  Termination  providing for the  conversion of
            each  Enterprise  Portfolio into a  corresponding,
            newly created  series ("EQ  Portfolio")  of the EQ
            Advisors  Trust, as set forth in Appendix A to the
            Combined Proxy Statement and  Prospectus,  and, in
            connection  therewith,  the acquisition by such EQ
            Portfolio of all of the assets of such  Enterprise
            Portfolio,  in exchange  solely for the assumption
            of all  liabilities of such  Enterprise  Portfolio
            and   shares  of  such  EQ   Portfolio,   and  the
            subsequent    liquidation    of   the   Enterprise
            Portfolio.

            (a)     Capital Appreciation Portfolio               [ ]      [ ]        [ ]

            (b)     Deep Value Portfolio                         [ ]      [ ]        [ ]

            (c)     Equity Income Portfolio                      [ ]      [ ]        [ ]

            (d)     Equity Portfolio                             [ ]      [ ]        [ ]

            (e)     Global Socially Responsive Portfolio         [ ]      [ ]        [ ]

            (f)     Growth and Income Portfolio                  [ ]      [ ]        [ ]

            (g)     Growth Portfolio                             [ ]      [ ]        [ ]

            (h)     High-Yield Bond Portfolio                    [ ]      [ ]        [ ]

            (i)     International Growth Portfolio               [ ]      [ ]        [ ]

            (j)     Managed Portfolio                            [ ]      [ ]        [ ]

            (k)     Mergers and Acquisitions Portfolio           [ ]      [ ]        [ ]

            (l)     Multi-Cap Growth Portfolio                   [ ]      [ ]        [ ]

            (m)     Short Duration Bond Portfolio                [ ]      [ ]        [ ]

            (n)     Small Company Growth Portfolio               [ ]      [ ]        [ ]

            (o)     Small Company Value Portfolio                [ ]      [ ]        [ ]

            (p)     Total Return Portfolio                       [ ]      [ ]        [ ]

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  5         To transact such other  business as may  properly    [ ]      [ ]        [ ]
            come  before   the   Special   Meeting   or   any
            adjournments thereof.
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Signature


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Signature


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Date:
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